CONTINENTAL WASTE INDUSTRIES, INC.
                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

     Name                                          State of Incorporation

Anderson Refuse Co., Inc.                          Indiana
ASCO Sanitation, Inc.                              Mississippi
Barker Brothers, Inc.                              Tennessee
Barker Brothers Waste, Incorporated                Tennessee
Berrien County Landfill, Inc.                      Michigan
Bluegrass Recycling & Transfer Co., Inc.           Kentucky
Commercial Waste Disposal, Inc.                    Kentucky
Continental Waste Industries Arizona, Inc.         New Jersey
Continental Waste Industries - Gary, Inc.          Indiana
Covington Waste, Inc.                              Tennessee
CWI of Northwest Indiana, Inc.                     Indiana
FLL, Inc.                                          Michigan
G.E.M. Environmental Management, Inc.              Delaware
Gila Bend Regional Landfill Co., Inc.              Arizona
Gilliam Transfer, Inc.                             Missouri
Greenfield Environmental Development Corp.         Delaware
Holland Excavating, Inc.                           Florida
Indiana Recycling LLC                              Indiana
Jamax Corporation                                  Indiana
Karat Corp.                                        New Jersey
Midwest Material Management, Inc.                  Indiana
NationsWaste, Inc.                                 Delaware
Northeast Sanitary Landfill, Inc.                  South Carolina
Northwest Tennessee Disposal Corp.                 Tennessee
Obion Realty, Inc.                                 New Jersey
Prichard Landfill Corp.                            West Virginia
Sandy Hollow Landfill Corp.                        West Virginia
Sanifill, Inc.                                     Tenessee
Schofield Corporation of Orlando                   Florida
South Trans, Inc.                                  New Jersey
Southern Illinois Regional Landfill, Inc.          Illinois
Springfield Environmental, Inc.                    Indiana
Springfield Environmental, Inc.                    Delaware
Terre Haute Recycling, Inc.                        Indiana
Triple G. Landfills, Inc.                          Indiana
United Refuse Co., Inc.                            Indiana
Victory Acquisition Co., Inc.                      Delaware
Victory Environmental Services, Inc.               Delaware
Victory Waste Incorporated                         California
WPP Services, Inc.                                 Ohio
WPP Continental de Costa Rica, S.A.                Costa Rica